UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 15, 2006
TVIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30539	94-3175152

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4001 Burton Drive, Santa Clara, California		95054

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (408) 982-8588
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4

Item 1.01 Entry into a Material Definitive Agreement
          Securities Purchase Agreement
          On August 15, 2006, Tvia, Inc. (“Tvia”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with selected institutional investors (the “Investors”) for the private placement of 4,770,000 newly-issued shares of common stock, par value 0.001 per share, at a price per share of $2.50 for gross proceeds of approximately $11.9 million before payment of placement agent fees and offering expenses.
          Warrants
          As part of the transaction, investors will receive five year warrants (the “Warrants”) to purchase, in the aggregate, 1,669,500 additional shares of common stock with an exercise price of $3.50 per share, subject to adjustment in certain circumstances. The Warrants will not be exercisable until six months following the closing date of the transaction. The Warrants include a cashless exercise feature under certain circumstances when there is not an effective registration statement available for the resale of the shares of common stock issuable upon exercise of the Warrants. Once exercisable, the Warrants will be subject to call at Tvia’s option, if among other things, the volume weighted average trading price of Tvia’s common stock is $7.00 or higher for a period of 20 consecutive trading days.
          Registration Rights Agreement
          On August 15, 2006, Tvia entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, Tvia has agreed to register the shares of common stock sold to the Investors pursuant to the Securities Purchase Agreement. Tvia has agreed to file with the Securities and Exchange Commission (the “SEC”) a resale registration statement with respect to this registration within 45 days after closing. If certain of its obligations under the Registration Rights Agreement are not met, Tvia has agreed to make pro-rata liquidated damages payments to each Investor.
          The private placement will be made under the exemption from registration provided by Section 4(2) of Securities Act of 1933 because the transaction complies with the requirements of Rule 506 of Regulation D promulgated under the Securities Act of 1933.
          The description of the terms and conditions of the Securities Purchase Agreement, the Warrants and the Registration Rights Agreement (collectively, the “Transaction Documents”) set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Documents which are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and incorporated herein by this reference. The Transaction Documents have been included to provide information regarding their terms. The Transaction Documents are not intended to provide any other factual information about Tvia. Such information can be found in the other public filings Tvia makes with the SEC, which are available without charge at www.sec.gov. Other than with respect to the Transaction Documents, there are no material relationships between Tvia and any of the Investors.
          A copy of Tvia’s press release announcing the private placement is attached as Exhibit 99.4 hereto and is incorporated by reference into this report.
Item 3.02 Unregistered Sales of Equity Securities
The information contained in Item 1.01 of this report is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
          (d) Exhibits
99.1	Securities Purchase Agreement dated August 15, 2006

99.2	Form of Warrant

99.3	Registration Rights Agreement dated August 15, 2006

99.4	Press Release dated August 16, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tvia, Inc.

(Registrant)

Date August 16, 2006
	By:	/s/ Diane Bjorkstrom

Diane Bjorkstrom
Chief Financial Officer
(Principal Financial Officer and Duly Authorized Signatory)

Exhibit Index
99.1	Securities Purchase Agreement dated August 15, 2006

99.2	Form of Warrant

99.3	Registration Rights Agreement dated August 15, 2006

99.4	Press Release dated August 16, 2006.